UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 10, 2021

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, No Par Value	SKYW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

On May 10, 2021, SkyWest Airlines, Inc. (“SkyWest Airlines”), a wholly-owned subsidiary of SkyWest, Inc. (the “Company”), repaid all amounts outstanding under the secured loan from the U.S. Department of the Treasury (the “Treasury”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and in connection with such repayment, terminated the Loan and Guarantee Agreement that provided up to $725 million of available borrowing with Treasury, dated as of September 29, 2020 (as amended on October 28, 2020 and January 15, 2021, the “Loan Agreement”), among SkyWest Airlines, as the borrower, the Company, as parent, the guarantors party thereto from time to time, the Treasury, as lender, and the Bank of New York Mellon, as administrative agent and collateral agent. The total repayment amount was $61.2 million, which included all outstanding principal and accrued interest under the secured loan. As a result of the repayment, the collateral securing the obligations of SkyWest Airlines under the Loan Agreement, consisting of aircraft engines and aircraft parts, will be released. The Company has certain ongoing obligations under, or related to, the CARES Act that will survive the termination of the Loan Agreement, including as described in the Company’s Current Report on Form 8-K filed on September 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: May 10, 2021	By	/s/ Robert J. Simmons

Robert J. Simmons, Chief Financial Officer